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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of MicroFinancial Incorporated on Form S-8 (File No. 333-75801 and File No. 333-77211) of our report dated February 21, 2000, on our audits of the consolidated financial statements of MicroFinancial Incorporated as of December 31, 1999, and for the years ended December 31, 1998 and 1999, which report is included in this Annual Report on Form 10-K.



         PricewaterhouseCoopers LLP

         Boston, Massachusetts
         March 30, 2001